    As filed with the Securities and Exchange Commission on October 8, 1999
                          Registration No.  333-50199

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             RWD TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Maryland                                      52-1552720
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

     10480 Little Patuxent Parkway
              Suite 1200
          Columbia, Maryland                                 21044
(Address of principal executive offices)                   (Zip Code)

    RWD TECHNOLOGIES, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (formerly known as RWD TECHNOLOGIES, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN)
                            (Full title of plan)

(Name, address and telephone
number of agent for service)                          (Copy to:)
      RONALD E. HOLTZ                     HERBERT D. FRERICHS, JR., ESQUIRE
   RWD Technologies, Inc.                      Piper & Marbury L.L.P.
10480 Little Patuxent Parkway                  36 South Charles Street
         Suite 1200                          Baltimore, Maryland  21201
  Columbia, Maryland  21044                          (410) 539-2530
       (410) 730-4377


                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                       Proposed            Proposed
                                       Amount          Maximum             Maximum             Amount of
                                        to be          Offering           Aggregate          Registration
Title of Securities to be Registered  Registered   Price Per Unit (2)  Offering Price (2)        Fee (2)
------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value          300,000 (1)        $7.53            $2,259,000            $628.01
============================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and an indeterminate number of plan participation interests to be offered or sold pursuant to the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of RWD Technologies, Inc. Common Stock reported on the Nasdaq National Market on October 6, 1999 (i.e., $7.53). Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the Amended and Restated Employee Stock Purchase Plan.

                           INCORPORATION BY REFERENCE

     In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by RWD Technologies, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-50199), with respect to securities offered pursuant to the Company's 1997 Employee Stock Purchase Plan, is hereby incorporated by reference.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                    EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

 4.1 RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to the Company's Schedule 14A, Definitive Proxy Statement, filed with the Commission on April 5, 1999, File No. 000-22145)

 4.2 Articles of Amendment and Restatement of the Charter (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1, dated February 14, 1997 (No. 333-21779), as amended)

 4.3 Amended and Restated Bylaws (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1, dated February 14, 1997 (No. 333-21779), as amended)

 5.0 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1       Consent of Counsel (contained in Exhibit 5.0)

23.2       Consent of Independent Public Accountants (filed herewith)

24.0       Power of Attorney (filed herewith)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 7th day of October, 1999.

                              RWD TECHNOLOGIES, INC.



                              By: /s/ Robert W. Deutsch
                                  ------------------------------------
                                  Robert W. Deutsch
                                  Chairman of the Board and
                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 7th day of October,1999.

                              RWD TECHNOLOGIES, INC.
                              AMENDED AND RESTATED EMPLOYEE
                              STOCK PURCHASE PLAN

                              By: /s/ Ronald E. Holtz
                                  ------------------------------------
                                  Ronald E. Holtz
                                  On behalf of the Compensation Committee

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                             Title                            Date
---------                                             -----                            ----
/s/ Robert W. Deutsch               Chief Executive Officer, Chairman of the     February 17, 1999
--------------------------------               Board and Director
Robert W. Deutsch                         (Principal Executive Officer)

/s/ Ronald E. Holtz                  Vice President, Chief Financial Officer     February 17, 1999
--------------------------------                  and Director
Ronald E. Holtz                   (Principal Financial and Accounting Officer)


     A majority of the Board of Directors (Bruce D. Alexander, John H. Beakes, David J. Deutsch, Robert W. Deutsch, Ronald E. Holtz, Jerry P. Malec, Robert T. O'Connell, Kenneth J. Rebeck, Deborah T. Ung and Jeffrey W. Wendel).

Date:      February 17, 1999    By: /s/ Robert W. Deutsch
                                   ---------------------------------------------
                                   Robert W. Deutsch
                                     For himself and as Attorney-In-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------

 4.1 RWD Technologies, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated by reference to the Company's Schedule 14A, Definitive Proxy Statement, filed with the Commission on April 5, 1999, File No. 000-22145)

 4.2 Articles of Amendment and Restatement of the Charter (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1, dated February 14, 1997 (No. 333-21779), as amended)

 4.3 Amended and Restated Bylaws (incorporated by reference to the Exhibits to the Company's Registration Statement on Form S-1, dated February 14, 1997 (No. 333-21779), as amended)

 5.0 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plan (filed herewith)

23.1       Consent of Counsel (contained in Exhibit 5.0)

23.2       Consent of Independent Public Accountants (filed herewith)

24.0       Power of Attorney (filed herewith)